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                                                                   Exhibit 10.20

                 AMENDED AND RESTATED STEWART ENTERPRISES, INC.

             SUPPLEMENTAL RETIREMENT AND DEFERRED COMPENSATION PLAN

                          ARTICLE I. - PURPOSE OF PLAN

1.1 PURPOSE OF PLAN. The Company intends and desires by the adoption of this Amended and Restated Stewart Enterprises, Inc. Supplemental Retirement and Deferred Compensation Plan (the "Plan") to recognize the value to the Company of the past and present services of Eligible Employees covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provisions for their future retirement security.

     This Plan was adopted to provide certain highly compensated executives of Stewart Enterprises, Inc. covered under the STEWART ENTERPRISES EMPLOYEES' RETIREMENT TRUST (the "Basic Plan") the opportunity to accumulate deferred compensation which cannot be accumulated under the Basic Plan. The Plan provides a select group of management or highly compensated employees (within the meaning of Section 201(2), 301(a)(3), and 401(a)(1) of ERISA) with the opportunity to elect to defer specified portions of compensation.

     This amendment and restatement of the Plan is effective as of January 1, 2008 except as otherwise provided. The Plan (with the exception of Appendix
     A) is intended to comply with Code Section 409A and the regulations thereunder. Deferrals into the Plan prior to January 1, 2005 (and Earnings Allocations on such deferrals) shall be governed in all respects by the provisions of Appendix A, which is intended to be treated as a separate plan under which all deferrals are "grandfathered" under Treas. Reg.
     Section 1.409A-6(a)(3)(ii).

                            ARTICLE II. - DEFINITIONS

Terms not otherwise defined herein shall have the definition ascribed to them under the Basic Plan.

2.1 409A CHANGE OF CONTROL means a Change of Control that constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as such terms are defined in Treas. Reg. Section 1.409A-3(i)(5).

2.2 ACCOUNT means the Participant Accounts maintained under this Plan on the books of the Company for the benefit of a Participant.

2.3 ADMINISTRATOR means the person(s) or entity(ies) appointed by the Board to administer the Plan on its behalf. Currently, the Administrator is the Compensation Committee of the Board. The Administrator may delegate its responsibilities hereunder to one or more employees of the Company, but no person shall participate in any action or determination regarding his or her own benefits hereunder.


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2.4  BASIC PLAN means the Stewart Enterprises Employees' Retirement Trust.

2.5 BENEFICIARY means the beneficiary/ies properly designated by the Participant under the Basic Plan to receive benefits payable on the Participant's death. If a Participant fails to designate a Beneficiary, or if all designated Beneficiaries predecease the Participant, then the Participant shall be deemed to have designated the surviving spouse of the Participant as the designated Beneficiary. If the Participant dies without a designated Beneficiary (or spouse as the deemed designated Beneficiary), then the Participant's Beneficiary shall be deemed to be the Participant's estate.

2.6  BOARD means the Board of Directors of Stewart Enterprises, Inc.

2.7  CHANGE OF CONTROL means:

     (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of the outstanding shares of the Company's Class A Common Stock, no par value per share (the "Common Stock"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:

          (i)  any acquisition of Common Stock directly from the Company,

          (ii) any acquisition of Common Stock by the Company,

          (iii) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

          (iv) any acquisition of Common Stock by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.7; or

     (b) individuals who, as of the date that this restated Plan is approved by the Compensation Committee of the Board (September 15, 2008) (the "Approval Date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or


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     (c)  consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

          (i) all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding common stock and the Company's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of 50% or more of the then outstanding shares of common stock, and 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph (i) and paragraphs (ii) and (iii), shall include a corporation which as a result of such transaction controls the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), and

          (ii) except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

          (iii) at least 50% of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board as of the Approval Date, or of the action of the Board, providing for such Business Combination; or

     (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.8  CODE means the Internal Revenue Code of 1986, as amended.

2.9 COMPANY means Stewart Enterprises, Inc. or any company that is a successor as a result of merger, consolidation, liquidation, transfer of assets, or other reorganization.


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2.10 DISABILITY means a condition of the Participant whereby the Participant:

     (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

     (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's employer.

2.11 EFFECTIVE DATE means January 1, 1994, the date the Plan was originally effective. The Plan was previously amended effective January 1, 1997, January 1, 1999 and January 1, 2001. This amended and restated Plan is effective as of January 1, 2008.

2.12 ELIGIBLE EMPLOYEE means, for any Plan Year, an employee of the Company named by the Administrator as eligible to participate, in accordance with the purposes of the Plan.

2.13 ENTRY DATE means the first day of each calendar month.

2.14 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

2.15 PARTICIPANT means any person designated as an Eligible Employee who participates in this Plan.

2.16 PLAN means the Stewart Enterprises, Inc. Supplemental Retirement and Deferred Compensation Plan.

2.17 PLAN COMPENSATION means the annual compensation, as defined in the Basic Plan, of a Participant in excess of the limitation on compensation contained in Code Section 401(a)(17), taking into account cost of living adjustments that may be made pursuant to that Code Section, from time to time.

2.18 PLAN YEAR means the twelve (12) month period beginning on January 1st and ending each December 31 during which the Plan is in effect.

2.19 SUPPLEMENTAL ELECTIVE DEFERRAL ACCOUNT means the account on the books of the Company to which a Participant's Supplemental Elective Deferrals under
     Section 3.1, plus earnings, are credited.

2.20 SUPPLEMENTAL EMPLOYER REGULAR MATCHING CONTRIBUTION ACCOUNT means the account on the books of the Company to which a Participant's Supplemental


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     Employer Regular Matching Contributions under Section 4.1, plus earnings, are credited.

2.21 SUPPLEMENTAL EMPLOYER REGULAR PROFIT SHARING CONTRIBUTION ACCOUNT means the account on the books of the Company to which a Participant's Supplemental Employer Regular Profit Sharing Contributions under Section 4.2, plus earnings, are credited.

2.22 TERMINATION OF EMPLOYMENT shall have the same meaning as "Separation from Service," as set forth in Treasury Regulation Section 1.409A-1(h).

2.23 UNFORESEEABLE EMERGENCY means "unforeseeable emergency," as defined in Treasury Regulation Section 1.409A-3(i)(3). In general, and subject to the provisions of such regulation, Unforeseeable Emergency means a severe financial hardship of the Participant or Beneficiary resulting from an illness or accident of the Participant or Beneficiary, the Participant's or Beneficiary's spouse, or the Participant's or Beneficiary's dependent; loss of the Participant's or Beneficiary's property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary.

2.24 VALUATION DATE means December 31st of each Plan Year and any other date that the Company, in its sole discretion, designates as a Valuation Date.

                ARTICLE III. I - SUPPLEMENTAL ELECTIVE DEFERRALS

3.1  SUPPLEMENTAL ELECTIVE DEFERRALS.

     (a) An Eligible Employee may, for any Plan Year in which he or she is a Participant, elect to accept a reduction in compensation (salary and/or bonus) from the Company equal to a whole percentage of his or her Plan Compensation; provided, however, that such reduction shall not exceed fifteen percent (15%) of Plan Compensation. Supplemental Elective Deferrals will be credited to the Participant's Supplemental Elective Deferral Account.

     (b) Salary deferral elections under this Plan must be made before the beginning of the Plan Year to which they apply. Bonus deferral elections must be made before the commencement of the 12-month (or, if applicable, such longer period) service period over which the bonus is earned (currently the service period for bonuses is the 12-month period from November 1 to October 31). The previous sentence notwithstanding, the Administrator may allow a Participant whose bonus is "performance based" (as defined in Treas. Reg. Section 1.409A-1(e)) to make an election to defer bonus compensation no later than the deadline established by the Administrator, which shall be no later than 6 months prior to the end of the service period during which the bonus is earned (e.g. April 30 for bonuses corresponding to the Company's fiscal year


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          ending October 31). A Participant shall make such elections with respect to a coming twelve (12) month Plan Year or service period during such period established by the Administrator.

     (c) Notwithstanding this Section 3.1, a Participant who is newly eligible for the Plan (as determined by Treas. Reg. Section 1.409A-2(a)(7)) and who does not participate in any other account balance type nonqualified plan (as determined by Treas. Reg. Section 1.409A-1(c)) of the Company may elect to defer salary for the remainder of the Participant's initial Plan Year of participation, but only if such election is made not more than 30 days after the Participant becomes eligible for the Plan. In the case of bonuses, an election by such newly eligible Participant shall only apply to the portion of the bonus that is no greater than the total bonus for the service period multiplied by the ratio of the number of days remaining in the service period after the election, divided by 365 (unless such bonus is "performance based" (as defined in Section 3.1(b)), in which case the rules of Section 3.1(b) shall apply to the bonus deferral election).

     (d) Deferrals shall be made through payroll deductions. Once made, a deferral election shall continue in force indefinitely, until changed by the Participant on a subsequent election form provided by the Company. Such subsequent deferral elections shall apply only to salary in future Plan Years and bonuses in future service periods. Once a Plan Year or service period has begun, Participant elections shall be irrevocable, unless the Participant experiences an Unforeseeable Emergency, or if required in order to enable the Participant to take a hardship withdrawal from the Basic Plan in accordance with Treas. Reg.
          Section 1.401(k)-1(d)(2). If a Participant discontinues a deferral election, he will not be permitted to elect to make deferrals again until open enrollment for the succeeding Plan Year (for salary) or service period (for bonuses).

                ARTICLE IV. - SUPPLEMENTAL COMPANY CONTRIBUTIONS

4.1 SUPPLEMENTAL EMPLOYER REGULAR MATCHING CONTRIBUTIONS. The Company will credit to each Participant's Supplemental Employer Regular Matching Contribution Account an amount equal to the Employer Regular Matching Contributions (as defined in the Basic Plan) that the Company would have made on behalf of the Participant under the Basic Plan if the Participant's Elective Deferrals could have been made to the Basic Plan instead of being credited under this Plan.

4.2 SUPPLEMENTAL EMPLOYER REGULAR PROFIT SHARING CONTRIBUTIONS. The Company may, by appropriate action, make discretionary profit sharing contributions on behalf of each Participant. The amount of the contribution for each Participant ("Supplemental Employer Regular Profit Sharing Contributions"), if any, will be computed by multiplying the Plan Compensation of each Participant by the percentage declared as an Employer Regular Profit


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     Sharing Contribution (as defined in the Basic Plan) under the Basic Plan, for the coinciding Plan Year under the Basic Plan. Supplemental Employer Regular Profit Sharing Contributions will be credited to the Participant's Supplemental Employer Regular Profit Sharing Contribution Account.

4.3 ELIGIBILITY FOR SUPPLEMENTAL COMPANY CONTRIBUTIONS. Notwithstanding the provisions of Sections 4.1 and 4.2, a Participant shall not be eligible to receive Supplemental Employer Regular Matching Contributions or Supplemental Employer Regular Profit Sharing Contributions if he or she is not employed on the last day of the Plan Year to which such contributions relate.

                              ARTICLE V. - VESTING

5.1 SUPPLEMENTAL ELECTIVE DEFERRALS. A Participant shall always be one hundred percent (100%) vested in amounts credited to his or her Supplemental Elective Deferral Account.

5.2 SUPPLEMENTAL COMPANY CONTRIBUTIONS. A Participant will always have the same vesting percentage in his or her Supplemental Employer Regular Matching Contribution Account and his or her Supplemental Employer Regular Profit Sharing Contribution Account as he or she has in his or her Employer Regular Matching and Employer Regular Profit Sharing Contribution Accounts under the Basic Plan.

                       ARTICLE VI. - PAYMENTS OF BENEFITS

6.1 PAYMENT OF BENEFITS. A Participant (or his or her Beneficiary) shall be entitled to receive a distribution equal to the vested portion of the Participant's Account under this Plan in the event of Termination of Employment, Disability, 409A Change of Control or death (a "Payment Event").

6.2  METHOD OF PAYMENT.

     (a)  Cash Payments. All payments under the Plan shall be made in cash.

     (b) Manner of Payment. Distributions to a Participant or his or her Beneficiary will be paid in a lump sum. Notwithstanding this Section 6.2(b), any Participant or Beneficiary who, as of the Effective Date of this restatement (January 1, 2008) was receiving distributions from the Plan in another manner of payment, shall continue to receive distributions in the same manner.

     (c) Time of Payment. A distribution to a Participant on account of a Participant's Termination of Employment shall be made on the first regular bi-weekly payroll date that is more than 6 months after the Termination of Employment. A distribution to a Participant or his or her Beneficiary as a result of death or Disability will be made as soon as administratively feasible following death or Disability but in no case later


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          than 90 days thereafter. A distribution to a Participant as a result of a 409A Change of Control shall be made as provided in Section 7.2. The Participant shall have no right to designate the taxable year of payment.

6.3 HARDSHIP DISTRIBUTIONS. In the event of an Unforeseeable Emergency, the Participant may apply to the Administrator for a distribution of all or part of his or her Account. Upon the finding of an Unforeseeable Emergency, the Administrator shall make the appropriate distribution to the Participant from the Participant's account. In no event shall the aggregate amount of the distribution exceed the lesser of the vested value of the Participant's account or the amount necessary to meet the Unforeseeable Emergency, nor shall a distribution be made on account of an Unforeseeable Emergency to the extent that such emergency is or may be relieved through reimbursement of compensation from insurance or otherwise, by liquidation of the Participant's assets (to the extent such liquidation would not cause severe financial hardship), or by cessation of deferrals under the Plan.

6.4 ACCELERATION OF PAYMENT. A Participant shall have no right to compel any accelerated payment of amounts due to a Participant, except that the Company may accelerate the payment of some or all of the amounts due to a Participant if allowed by the Code, regulations and applicable IRS guidance.

                        ARTICLE VII. - CHANGE OF CONTROL

     Notwithstanding any provisions of this Plan to the contrary, the following provisions shall apply following a Change of Control:

7.1 VESTING. Upon a Change of Control, a Participant shall be fully vested in his Accounts.

7.2 PAYMENT. In the event of a Change of Control that is also a 409A Change of Control, all benefits under the Plan as of the date of such Change of Control will be paid to Participants in the Plan. The Participant shall have no right to designate the taxable year of payment. Such payments shall be made within 10 days of such Change of Control. Notwithstanding this
     Section 7.2, a Participant or Beneficiary who, as of the effective date of this restatement (January 1, 2008) was receiving distributions from the Plan in a manner other than a lump sum, shall continue to receive distributions in the same manner regardless of the occurrence of a Change of Control.

7.3 FUNDING AND PAYMENT FOR A CHANGE OF CONTROL THAT IS NOT A 409A CHANGE OF CONTROL AND TO A PARTICIPANT OR BENEFICIARY RECEIVING DISTRIBUTIONS.

     (a) Within 10 days following a Change of Control that is not a 409A Change of Control, the Company and any successor through merger or otherwise shall contribute in cash to a rabbi trust established for the Participants' benefit an amount equal to the value of the benefits to which all currently employed Participants are entitled hereunder. Such trust shall also be


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          funded on a quarterly basis thereafter to reflect any increases in the value of the Plan benefits. Payout shall be made as provided in
          Section 6.2.

     (b) Within 10 days following a Change of Control whether or not also a 409A Change of Control, the Company and any successor through merger or otherwise, shall contribute in cash to a rabbi trust established for the benefit of a Participant or Beneficiary who as of the effective date of this restatement (January 1, 2008) was receiving distributions from the Plan equal to the value of the benefits to which such Participants and Beneficiaries are entitled hereunder. Such trust shall also be funded on a quarterly basis thereafter to reflect any increases in the value of the Plan benefits due to such Participants and Beneficiaries.

                            ARTICLE VIII. - ACCOUNTS

8.1 ACCOUNTS. The Company will maintain on its books a Supplemental Elective Deferral Account, a Supplemental Employer Regular Matching Contribution Account, and a Supplemental Employer Regular Profit Sharing Contribution Account for each Participant, to which shall be credited, as appropriate, Supplemental Elective Deferrals under Section 3.1, Supplemental Employer Regular Matching Contributions under Section 4.1, Supplemental Employer Regular Profit Sharing Contributions under Section 4.2, and earnings as provided in Section 8.2.

8.2 EARNINGS ALLOCATION. At the end of the Plan Year, each Participant's Account will be adjusted to reflect earnings on the average daily balance of the Account during the Plan Year. The Account will be adjusted to reflect earnings equal to the Company's weighted average cost of capital, as determined by the Company's Treasury Department and certified by the Chief Financial Officer. Earnings for the Plan Year will be credited only on Accounts that are on the books of the Company at the end of the Plan Year. However, Accounts or portions of Accounts that are distributed during a Plan Year will be credited with earnings from the beginning of the Plan Year through the day immediately preceding the distribution.

                          ARTICLE IX. - ADMINISTRATION

9.1 ADMINISTRATOR. The Administrator shall administer, and shall have discretionary authority to construe and interpret, this Plan and shall determine, subject to the provisions of this Plan in a manner consistent with the administration of the Basic Plan, the Eligible Employees who shall participate in the Plan from time to time and the amount, if any, due a Participant (or his or her beneficiary) under this Plan. No one acting on behalf of the Administrator shall be liable for any act done or determination made in good faith. In carrying out its duties herein, the Administrator shall have discretionary authority to exercise all powers and to make all determinations (including determinations concerning eligibility for


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     benefits), consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be given deference and shall be final and binding on all interested parties.

9.2  CLAIMS PROCEDURE.

     (a) Notice of Claim. Any Participant or Beneficiary, or the duly authorized representative of a Participant or Beneficiary, may file with the Administrator a claim for a Plan benefit. Such a claim must be in writing and must be delivered to the Administrator, in person or by mail, postage prepaid. Within ninety (90) days after the receipt of such a claim, the Administrator shall send to the claimant, by mail, postage prepaid, a notice of the granting or the denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed ninety (90) days from the end of the initial period. If such an extension is necessary, the claimant will be given a written notice to this effect before the expiration of the initial ninety (90) day period. The Administrator shall have full discretion to deny or grant a claim in whole or in part in accordance with the terms of the Plan. If notice of the denial of a claim is not furnished in accordance with this Section, the claim shall be deemed denied and the claimant shall be permitted to exercise his or her right to review pursuant to Sections 9.2(c) and 9.2(d) of the Plan, as applicable.

     (b) Action on Claim. The Administrator shall provide to every claimant who is denied a claim for benefits a written notice setting forth, in a manner calculated to be understood by the claimant;

          (i)  The specific reason or reasons for the denial;

          (ii) A specific reference to the pertinent Plan provisions on which the denial is based;

          (iii) A description of any additional material or information necessary of the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (iv) An explanation of the Plan's claim review procedures.

     (c) Review of Denial. Within sixty (60) days after the receipt by a claimant of written notification of the denial (in whole or in part) of a claim, the claimant or the claimant's duly authorized representative, on written application to the Administrator, delivered in person or by certified mail, postage prepaid, may review pertinent documents and may submit to the Administrator, in writing, issues and comments concerning the claim. As a condition of coverage and of receiving benefits under the Plan, each Participant and Beneficiary agrees that requests for review received by the Administrator more than 60 calendar days after the date of receipt of


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          the claim denial will not be considered. No legal recourse will be available after this period. The claimant should include in his written appeal the following information to support his claim for benefits:

          (i) A list of which issues, if any, in the claim denial he chooses to contest and that he wishes the Administrator to review on appeal;

          (ii) His position on each issue;

          (iii) Any additional facts that he believes support his position on the issue; and

          (iv) Any legal or other arguments he believes support his position on each issue.

     (d) Decision on Review. Upon the Administrator's receipt of a notice of a request for review, the Administrator shall make a prompt decision on the review and shall communicate the decision on review in writing in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made not later than sixty (60) days after the Administrator's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than one hundred twenty
          (120) days after receipt of the request for review. If an extension is necessary, the claimant shall be given written notice of the extension by the Administrator before the expiration of the initial sixty (60) day period. No legal action to recover benefits or with respect to any other matter related to this Plan may be commenced before the claimant has timely exhausted the claim and appeal procedures described above. In no event may any such action be brought more than three (3) years after the claim was first incurred or after the occurrence of the event giving rise to the claim, whichever is later.

                      ARTICLE X. - MISCELLANEOUS PROVISIONS

10.1 LIMITATION OF RIGHTS. Nothing contained in this Plan shall be construed to:

     (a) Limit in any way the right of the Company to terminate a Participant's employment at any time; or

     (b) Be evidence of any agreement or understanding, express or implied, that the Company will employ a Participant in any particular position or at any particular rate of remuneration.

10.2 NONALIENATION OF BENEFITS. No amounts payable hereunder may be assigned, pledged, mortgaged, or hypothecated, and, to the extent permitted by law, no


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     such amounts shall be subject to legal process or attachment of the payment of any claims against any person entitled to receive the same.

10.3 AMENDMENT. The Administrator may at any time amend this Plan in whole or in part, provided, however, that no amendment shall be effective to decrease the balance in any Account as accrued at the time of such amendment. The Company shall amend the Plan as necessary to comply with Code Section 409A and may amend the Plan in any other manner that does not cause adverse consequences under such Code Section or other guidance from the Treasury Department or IRS, provided that no amendments shall divest otherwise vested rights of Participants, or their Beneficiaries.

10.4 COMPANY'S RIGHT TO TERMINATE. The Administrator may terminate the Plan and the payment of benefits as permitted in Treas. Reg. Section 1.409A-3(j)(4)(ix) in the event of an arrangement termination in connection with a corporate dissolution or bankruptcy, in connection with a 409A Change of Control, or in connection with a termination of all arrangements that would be aggregated with the Plan under Code Section 409A.

10.5 PLAN FUNDING. This Plan is unfunded. The obligations of the Company with respect to the amounts payable hereunder shall be paid out of the Company's general assets and shall not be secured by any form of trust, escrow, or otherwise. This provision shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so or if it is required to do so pursuant to Article VII of the Plan. This Plan shall be so construed that it will be "unfunded" and maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," as those terms are used in ERISA.

10.6 VALIDITY AND SEVERABILITY. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.7 CODE SECTION 409A. It is the intent of the Company that this Plan comply with the requirements of Code Section 409A and it shall be construed accordingly. No acceleration of payments hereunder shall occur unless permitted under Code Section 409A. As allowed under Code Section 409A, an acceleration may occur, for example, in order (a) to fulfill a domestic relations order, (b) to allow for the payment of FICA taxes on benefits hereunder and the resulting tax withholding amount thereon, and (c) to pay amounts required to be included in income as a result of any failure of the Plan to comply with Code Section 409A.

10.8 WITHHOLDING. Notwithstanding any other provision of the Plan, the Company shall withhold from payments made hereunder any amounts required to be so withheld by any applicable law or regulation.


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

10.9 EMPLOYMENT STATUS. This Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation for the Participant to remain an employee of the Company or change the status of the Participant's employment or the policies of the Company and its affiliates regarding termination of employment.

10.10 GENDER AND NUMBER. Wherever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

10.11 LAW GOVERNING. This Plan shall be construed in accordance with and governed by the laws of the State of Louisiana to the extent such laws are not preempted by federal law.

                                          STEWART ENTERPRISES, INC.


                                          BY:
--------------------------------------        ----------------------------------
Witness

                                          DATE:
--------------------------------------          --------------------------------
Witness


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